Exhibit 99.2

Evolent Health Announces Agreement to Acquire Vital Decisions, Expanding its Depth and Breadth in Specialty Care Management

The addition of Vital Decisions’ specialized patient engagement services expected to position New Century Health to accelerate growth, improve patient care quality and increase margins by adding capabilities in patient engagement, telehealth and end-of-life management

Washington, DC (August 4, 2021) – Evolent Health, Inc. (NYSE: EVH) – Evolent Health, Inc. ("Evolent"), and WindRose Health Investors (“WindRose”) announced today that they have entered into a definitive agreement for Evolent to acquire WindRose’s portfolio company Vital Decisions for $85 million, with an additional earn out of up to $45 million. Vital Decisions will report into Evolent’s specialty management offering, New Century Health, and will be consolidated into Evolent’s Clinical Solutions segment.

The combination of New Century Health and Vital Decisions brings together two innovative companies that support payers and risk-bearing providers in delivering high-value, lower-cost care to their members through technology-enabled services and deep clinical expertise. Founded in 2002, New Century Health is a specialty care management company focused on driving improved outcomes in oncology and cardiology through peer-led provider collaboration. Founded in 2006, and headquartered in New Jersey, Vital Decisions is a leading provider of technology-enabled advance care planning services, ensuring that the care of individuals with serious illness aligns with their values and changing preferences throughout every step of their health journey and, in particular, as they approach the end-of-life.

“Cancer and heart disease account for more than 50% of deaths in the United States and drive a substantial portion of health care services at the end-of-life. The addition of Vital Decisions to New Century Health will help ensure that the care plans for these and other individuals facing advanced illness align with their core values and personal preferences, adapting with patients as their needs and goals evolve,” said New Century Health Chief Executive Officer, Dan McCarthy. “As one of the nation’s leading providers of advance care planning services, Vital Decisions empowers individuals, helping them find their voice when it matters most. We look forward to welcoming Vital Decisions employees and clients to the Evolent and New Century Health families."

"We have found that up to 35% of costs in the last six months of life are for services that are unwarranted or unwanted—decreasing patient satisfaction and quality while increasing costs to the system. Addressing this misalignment of treatment goals between patients and providers requires multiple innovative solutions coming together,” said Vital Decisions CEO Leah Puccio. "This acquisition will help ensure that the care plans created by our Vital specialists find their way into the hands of the providers responsible for ensuring these individuals receive the care they want as their illness progresses. New Century Health has developed a robust provider engagement platform and it's a privilege to combine capabilities so we can continue improving health outcomes and quality of life for our members, while reducing costs for our customers."

Vital Decisions Co-Founder and Executive Chairman Mitchell Daitz added, “From its inception, the vision of Vital Decisions has been to facilitate higher levels of alignment among patients, their family, and their providers regarding the care that is delivered during an advanced illness. Leveraging New Century Health’s expertise in provider relationship management will accelerate the organization’s progress towards that goal.”

Strategic Rationale
The transaction is expected to deepen capabilities of both organizations, allowing cross-sell, an enhanced value proposition to partners and an opportunity to increase the margin profile of the combined organization. In addition, Vital Decisions is expected to accelerate New Century Health’s entry into the patient engagement area. Further, the transaction is accretive on an EBITDA per share basis before any synergies.

"We believe Vital Decisions is a strong strategic fit for Evolent, as it adds patient engagement capabilities to New Century Health that should deliver strong clinical and financial outcomes, and presents two-way cross-sell opportunities,” said Evolent Health Chief Executive Officer Seth Blackley. "We believe this transaction also unlocks patient engagement and telehealth as levers for ensuring patients with complex illness receive high-quality, coordinated care.”

Transaction Details
Evolent is acquiring 100% of the outstanding equity interests in Vital Decisions for an aggregate purchase price of up to $130 million. At closing and subject to certain adjustments, approximately $85 million of the purchase price will be paid and issued, consisting of 50% Evolent Class A common stock and 50% cash. The remainder of the purchase price consists of an earn-out of up to $45 million, payable solely in cash or in a mix of cash and Evolent Class A common stock at Evolent's discretion, tied to the achievement of certain profitability metrics in the fourth quarter of 2022. The earn-out payment, if earned, is expected to be made in the first quarter of 2023. The shares at closing and in the earn-out will be issued in transactions exempt from registration under the Securities Act of 1933, as amended. Evolent will consolidate the results of the acquired business only for the period subsequent to the close of the transaction. The companies expect the transaction to close later this year, subject to the expiration of the waiting period under the Hart-Scott-Rodino Act (or, if applicable, approval thereunder) and the satisfaction or waiver of certain other customary closing conditions.

Advisors
Legal counsel to Vital Decisions was provided by McDermott Will & Emery LLP. Bass, Berry & Sims PLC is acting as legal counsel to Evolent.

Conference Call and Webcast Details
Evolent will hold a conference call to discuss its second quarter performance and the details of the transaction this evening, August 4, 2021, at 6:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health
Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

About Vital Decisions
Headquartered in Edison, NJ, Vital Decisions ensures that the care of individuals with serious illness or in a medical crisis aligns with their values and wishes. Enabled by behavioral science methodologies, proprietary analytics and clinical experts, Vital Decisions provides collaborative decision making and advance care planning support for all members of a health plan's population through a suite of telehealth and digital solutions. The services help individuals and their families think through, communicate and document their preferences to ensure their care is aligned with their wishes—now and in the future as their medical situation changes. Vital Decisions' solutions include personalized discussions with highly trained clinical specialists, education and referrals to palliative care, hospice and other available services, and online tools to document and share advance care preferences. These services result in improved quality and high satisfaction among individuals, their families and their doctors. For more information visit www.vitaldecisions.net.

Forward Looking Statements: Cautionary Language
Certain statements made in this release and in other written or oral statements made by us or on our behalf are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: "believe", "anticipate", "expect", "estimate", "aim", "predict", "potential", "continue", "plan", "project", "will", "should", "shall", "may", "might" and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements regarding the expected consummation of the transactions and consideration to be paid in connection therewith, and the financial performance of Vital Decisions, future synergies and operating prospects, and New Century Health’s growth acceleration. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•Uncertainties related to the timing of the expiration of the waiting period under the Hart-Scott-Rodino Act (or, if applicable, approval thereunder);
•The ability of Evolent and Vital Decisions to satisfy the closing conditions of the merger;
•The occurrence of any change that could give rise to the termination of the merger agreement;
•Our ability to implement integration plans for the merger and to recognize the anticipated growth and benefits of the merger;
•The risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations and the potential difficulties in retention of any members of senior management of Vital Decisions and any other key employees that Evolent is interested in retaining after the closing of the merger;
•The limitations placed on the ability of Evolent and Vital Decisions to operate their respective businesses by the merger agreement;
•The effect of the announcement of the merger on Evolent's and Vital Decisions’ business relationships, clients, suppliers, other partners, standing with regulators, operating results and businesses generally;
•The amount of any costs, fees, expenses, impairments and charges related to the merger;
•The market price for Evolent common stock potentially being affected, following the merger, by factors that historically have not affected the market price for Evolent common stock;
•The structural change in the market for healthcare in the United States;
•Consolidation in the healthcare industry;
•Competition which could limit our ability to maintain or expand market share within our industry; and
•Uncertainty in the healthcare regulatory framework.

The risks included here are not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of Evolent described in the "Risk Factors" section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.

Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
571.306.3470
Media Relations
DPaladino@evolenthealth.com